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                                                               EXHIBIT 10.14

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT entered into this 9th day of April, 2002 by and among TEAMSTAFF, INC. (the "Borrower"), a corporation incorporated under the laws of the State of New Jersey, having its principal office at 300 Atrium Drive, Somerset, New Jersey 08873, TeamStaff Solutions, Inc, DSI Staff Connxions Northeast, Inc., DSI Staff Connxions Southwest, Inc., TeamStaff Rx, Inc., TeamStaff I, Inc., TeamStaff II, Inc., TeamStaff III, Inc., TeamStaff IV, Inc., TeamStaff V, Inc., TeamStaff VI, Inc., TeamStaff VIII, Inc., TeamStaff IX, Inc., TeamStaff Insurance Services, Inc., Employer Support Services, Inc., HR2, Inc., BrightLane.com, Inc., Digital Insurance Services, Inc. (collectively, the "Guarantors") with respective addresses as shown on Schedule 5.13 hereof and FLEET NATIONAL BANK (the "Bank"), a national bank association organized under the laws of the United States of America, having an office at 750 Walnut Avenue, Cranford, New Jersey 07016.

                                    SECTION 1

                                   DEFINITIONS

         1.1 As used in this Agreement, the following terms shall have the meanings hereinafter provided (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accounts": Accounts has the meaning given to it in paragraph (ii) of the definition of the term "Collateral" provided in Subsection 1.1 hereof.

         "Account Debtor": The Person obligated under any Account.

         "Actual/360 Computation": The same meaning ascribed to said term in Subsection 2.1(d)(iii) hereof.

         "Advances": Extensions of credit under the Revolving Loan.

         "Affiliate": Any entity which directly or indirectly controls, is controlled by, or is under common control with, any Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote five percent (5%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

         "Agreement": The contents hereof and of any and all exhibits and schedules annexed hereto, all as may be from time to time amended, restated and/or extended and all other writings submitted by any Obligor to the Bank pursuant hereto.

         "Applicable Margin": With respect to LIBOR Loan, 300 basis points.
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         "Authorized Officer": The President/CEO, Vice President/CFO, and
Controller of the Borrower.

         "Bank": FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America.

         "Bank's Rights and Remedies": All of the rights and remedies of the Bank described in Section 8.

         "Borrower": TeamStaff, Inc., a corporation of the State of New Jersey.

         "Borrowing Base": As such term is defined in Subsection 2.1(a).

         "Borrowing Base Certificate": The certificate signed by an Authorized Officer of the Borrower mathematically computing the Borrowing Base, in form and substance satisfactory to the Bank.

         "Business Day": Any day, other than a Saturday, Sunday, or other day on which commercial banks in the State of New Jersey are authorized or required to close under the laws of the State of New Jersey, and, if the applicable day relates to a LIBOR Loan or an LIBOR Period for a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

         "Capital Lease": Any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock": (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Change in Control": Any conditions or events shall occur, during the period when any Obligations are outstanding hereunder, whereby Borrower ceases to own 100% of each Guarantor.

         "Collateral": All -

         (i) inventory (as defined in the UCC) of each Obligor, wheresoever located, whether now owned or hereafter acquired, including, without limitation, raw materials, work in process, finished goods and materials used or consumed in business and other goods held for sale or lease or furnished or to be furnished under contracts of service (the "Inventory");

         (ii) accounts (as defined in the UCC) of each Obligor, whether now existing or hereafter arising, including, without limitation, all accounts receivable and contract rights and any rights to payment for goods sold or leased or for services rendered which are not evidenced by an

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instrument or chattel paper, whether or not such rights have been earned by performance, (the "Accounts");

         (iii) equipment (as defined in the UCC) of each Obligor, wheresoever located, whether now owned or hereafter acquired, including, without limitation, machinery, motor vehicles, trailers, tools, trade, sales and production equipment, furniture, furnishings, fixtures and all other goods in which each Obligor has rights which do not constitute inventory;

         (iv) instruments (as defined in the UCC) (including, without limitation, negotiable instruments and non-negotiable instruments), chattel paper (as defined in the UCC), letters of credit (as defined in the UCC), letter of credit rights (as defined in the UCC) , deposit accounts (as defined in the UCC) exclusive of customer deposits under their service agreements, and documents of title (as defined in the UCC), all at each Obligor (including, without limitation, bills of lading, dock warrants, dock receipts and warehouse receipts);

         (v) general intangibles (as defined in the UCC) (including, without limitation, payment intangibles, income tax refunds, copyrights, licenses, rights, patents, patent rights, franchise rights, distributorship rights, trademarks, trademark rights, formulae, customer lists and goodwill) of each Obligor, whether now owned or existing or hereafter arising or acquired;

         (vi)     investment property (as defined in the UCC) of each Obligor;

         (vii) interests of each Obligor in Inventory, wheresoever located, whether now owned or existing or hereafter arising or acquired, as to which an Account, chattel paper, instrument or general intangible has arisen; and

         (viii) as to all of the foregoing (i) through (vii) inclusive, cash proceeds, non-cash proceeds and products thereof, payments under insurance (whether or not the Bank is the loss payee thereof or additional insured), additions and accessions thereto, replacements and substitutions therefor, rent proceeds arising out of rental or lease agreements and all related books, records, journals, computer print-outs and data, of each Obligor.

         "Control Group": As such term is defined in the Internal Revenue Code of 1986, as amended from time to time.

         "Default": An event or condition which with the passage of time or the giving of notice or both would constitute an Event of Default.

         "Default Rate": The lesser of (i) that rate of interest per annum equal to 4% above the rate of interest that would normally apply to a Prime Rate Loan; or (ii) the highest rate permitted by law.

         "Demand Deposit Account": The account described as such in Subsection 2.1(f).

         "Earnings Before Interest and Taxes (EBIT)": For any period the sum of
(x) (i) net income (or loss), plus (ii) extraordinary expenses, minus (iii) extraordinary income of Obligors

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for such period on a consolidated basis, plus (y) all interest expense of
Obligors for such period, plus (z) all charges against income of Obligors for such period for federal, state and local income taxes, all determined in accordance with GAAP and measured on a consolidated basis.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default": Any one of the occurrences described in Section 7.

         "GAAP": Generally accepted accounting principles, applied on a consistent basis.

         "Guarantors": The entities listed on Schedule 1.1 hereof.

         "Guaranty": The Guaranty Agreement executed by the Guarantors, substantially in the form annexed hereto as Exhibit C.

         "Interest Coverage Ratio": The ratio of (x) EBIT to (y) "interest expense." For purposes of this definition, "interest expense" shall be determined in accordance with GAAP.

         "Internal Revenue Code": The Internal Revenue Code of 1986, as amended.

         "Indebtedness": With respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred in this definition of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under swap agreements, interest rate protection agreements, foreign currency agreements, commodity purchase or option agreements or any other form of hedging agreements, (j) the maximum amount of all standby or commercial letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person, which by the terms thereof are required to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the principal portion of all obligations of such Person under off-balance sheet financing arrangements (excluding all non-capitalized leases) and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general

                                       -4-
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partner or a joint venturer, to the extent by contract or applicable law, they would have liability for the Indebtedness.

         "Investment": (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of the Obligors and capital expenditures (as defined in GAAP) not otherwise prohibited hereunder) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, or (ii) any other capital contribution to or investment in such Person.

         "Interest Rate": The same meaning ascribed to said term in Subsection 2.1(d) hereof.

         "Inventory": As such term is defined in paragraph (i) of the definition of the term "Collateral" in this Subsection 1.1.

         "Landlord's Agreement": Any waiver or subordination agreement from a landlord where any Obligor is located and/or maintains Collateral, in form and substance satisfactory to the Bank.

         "Letter of Credit": Each documentary letter of credit issued by the Bank on behalf of the Borrower pursuant to Subsection 2.1(n) hereof, which Letter of Credit shall be in form and substance reasonably acceptable to the Bank.

         "Letter of Credit Documentation": Any applications, reimbursement agreements, security agreements, certificates, resolutions and/or other documentation as executed and delivered in connection with the issuance of any Letter of Credit, in form and substance satisfactory to the Bank.

         "LIBOR Loan": Any Advance or any outstanding portion of the Revolving Loan that is based on the LIBOR Rate.

         "LIBOR Period": As to each LIBOR Loan, the period commencing on the date specified by the Borrowers and ending on a day that is one (1) month thereafter, as specified in the applicable Notice of Borrowing/Conversion, provided that:

         (i)      The first day of any LIBOR Period shall be a Business Day;

         (ii) Any LIBOR Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding Business Day; and

         (iii)    No LIBOR Period shall extend beyond the Termination Date.

         "LIBOR Rate": As applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such LIBOR Loan for the LIBOR Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) Business Days preceding the first day of such LIBOR Loan;

                                       -5-
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provided, however, if the rate described above does not appear on the Telerate
System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandths of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan as selected by Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirements (including all basis, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D."

         "Lien": Any mortgage, lien, judicial lien, encumbrance, security interest, charge, pledge, hypothecation, assignment, conditional sale or other title retention agreement, and the like, relating to any real or personal property interest of any Obligor, whether legal or equitable.

         "Loan Documents": This Agreement, the Master Note, the Guaranty, the Power of Attorney, any Swap Agreement, each Landlord's Agreement, the UCC-1 Financing Statements, and any other document, instrument or writing executed and delivered pursuant hereto or thereto, and all as amended, restated and/or extended from time to time.

         "London Banking Day": Any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

         "Loan": The Revolving Loan.

         "Master Note": The Master Note described in Subsection 2.1(h) hereof, as may be amended, restated, substituted for and/or extended from time to time.

         "Material Adverse Change": A material adverse change in (a) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Obligor, (b) the Collateral, (c) any Obligor's ability to perform its respective obligations under the Loan Documents, or (d) the validity, enforceability or availability of rights and remedies of the Bank hereunder or any other Loan Document, in each case as determined by the Bank in its reasonable discretion.

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         "Material Adverse Effect": A material adverse effect on (a) the business prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Obligor, (b) the Collateral, (c) any Obligor's ability to perform its respective obligations under the Loan Documents, or (d) the validity, enforceability or availability of rights and remedies of the Bank hereunder or any other Loan Documents, in each case as determined by the Bank in its reasonable discretion.

         "Note": The Master Note.

         "Notice of Borrowing/Conversion": A notice signed by an Authorized Officer of the Obligors requesting an Advance or a conversion of interest rate or LIBOR Period and setting forth the information required pursuant to Subsections 2.1(c).

         "Obligations": (i) Any and all indebtedness, obligations, letters of credit, including, without limitation, liabilities and agreements of every kind and nature of the Borrower to or with the Bank, or to or with any affiliate of the Bank, which affiliate has issued or extended credit to the Borrower on behalf of or at the direction of the Bank, now existing or hereafter arising, pursuant to this Agreement, or otherwise, whether in the form of refinancing, loans, guarantees, bankers' acceptances, Swap Agreements, letters of credit, interest, charges, expenses, fees (including, without limitation reasonable attorneys' fees) or otherwise, direct or indirect, (including, without limitation, any participation or interest of the Bank in any obligation of the Borrower to others) acquired outright, conditionally or as collateral security from another, absolute or contingent, joint and/or several, liquidated or unliquidated, due or not due, contractual or tortious, secured or unsecured, arising by operation of law or otherwise, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank by the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, together with any extensions, renewals or modifications thereof; (ii) all obligations of the Borrower for any future advances made by the Bank to the Borrower whether or not evidenced by a promissory note and all obligations under any renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities; (iii) all sums and charges to be paid to the Bank pursuant to this Agreement; (iv) all interest and late charges on any of the foregoing; and (v) all obligations of the Borrower now or hereafter existing under this Agreement.

         "Obligors": The Borrower, each Guarantor and any and all other Persons liable, either absolutely or contingently in connection with this Agreement not named herein, including endorsers, sureties, guarantors and owner's of any property securing any sums due in connection with this Agreement (all representatives, covenants and restrictions applying both the singular and plural form of the term)..

         "PBGC": The Pension Benefit Guaranty Corporation or any successor thereto.

         "Permitted Indebtedness":

                  (i) Indebtedness to the Bank with respect to the Loan or otherwise, pursuant to the Loan Documents;

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                  (ii)     Trade payables incurred in the ordinary course of the
                           Obligors' business;

                  (iii) Existing Indebtedness described on Schedule 1.1(a) attached hereto and any refinancings of such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased, the scheduled maturity dates of such Indebtedness are not shortened and such refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced; and

                  (iv) Purchase money financing incurred to purchase equipment and software, including any licensing fees, provided that the aggregate outstanding amount thereof does not anytime exceed $3,000,000.00.

         "Permitted Liens": shall mean

                  (i) Liens granted to the Bank by the Obligors pursuant to any Loan Document;

                  (ii) Existing Liens listed on Schedule 1.1(b) attached hereto;

                  (iii) Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the Obligors by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Obligors for the payment of same in accordance with GAAP;

                  (iv) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by the Obligors by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Obligors for the payment of same in accordance with GAAP;

                  (v) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance; and

                  (vi) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, regulatory or statutory obligations and other obligations of like nature arising in the ordinary course of business; and

                  (vii) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof; provided that any such Lien shall not encumber any other property of the Obligors, and the aggregate of Indebtedness secured by such Liens incurred as a result of such purchases shall exceed the amount permitted under Subparagraph (iv) of the definition of Permitted Indebtedness.

         "Person": An individual, or partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a governmental or any political subdivision or agency thereof.

         "Plan": Any plan subject to the minimum funding requirements of
Section 412 of the Internal Revenue Code.

         "Power of Attorney": The Power of Attorney executed by each Obligor, substantially in the form annexed hereto as Exhibit B.

         "Prime Rate": The variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

         "Prime Rate Loan": Any Advance or any outstanding portion of the Loan that is based on the Prime Rate.

         "Qualified Account": An Account which meets all of the following requirements from the time it comes into existence until it is collected in full:

         (i)      The Account is a domestic account, and is not more than sixty
(60) days from the invoice date of the invoice evidencing the Account; the Account is for services performed and billed by TeamStaff Rx, Inc., TeamStaff Solutions, Inc. or TeamStaff, Inc.; the Account is not a contra account; the Account is with an Account Debtor which is a Person having its principal place of business in the United States; the Account is payable in lawful currency of the United States of America; the Account is not an account, contract right, chattel paper, general intangible or instrument arising out of contracts with the United States or any of its departments, agencies or instrumentalities or any state of the United States or any of its departments, agencies or instrumentalities; and at least seventy five percent (75%) of the total amount of all Accounts with the applicable Account Debtor is less than sixty (60) days from the invoice date on said Accounts;

         (ii) The Account arose out of an enforceable order or contract for the performance of services provided by TeamStaff Rx, Inc., TeamStaff Solutions, Inc. or TeamStaff, Inc., which has been fully and satisfactorily performed;

         (iii) The title of the respective Obligor to the Account is absolute; the Account is not subject to any Lien other than a Lien in favor of the Bank, and does not arise out of an order or contract which, by its terms, forbids or makes void or unenforceable the Bank's Lien thereon;

         (iv) The respective Obligor has not received any note, trade acceptance, draft or other instrument with respect to or in payment for the Account;

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
         (v) The Account is not subject to any setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the Account Debtor concerning its liability on the Account; the amount of the Account shown on the books of the respective Obligor or on any invoice or statement delivered to the Bank is owing to the respective Obligor and no partial payment has been made on account by anyone;

         (vi) The Account arose in the ordinary course of the business of the respective Obligor and no notice of bankruptcy, receivership, insolvency, dissolution, termination of existence, credit impairment, or the like, of the Account Debtor, or notice of death of the Account Debtor or of any partner of the Account Debtor has been received by said Obligor or by the Bank;

         (vii) The Account Debtor obligated on the Account is not an Affiliate or a Subsidiary of an Obligor; and

         (viii) The Bank has not notified a respective Obligor that the Account or Account Debtor is unsatisfactory in its sole discretion.

         "Restricted Payment": Any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Obligor now or hereafter outstanding, or apply any of its funds, property or assets to the purchase, redemption or other retirement of any class of Capital Stock.

         "Reportable Event":  As such term is defined in Title IV of ERISA.

         "Revolving Loan": The loan described in Section 2.1(a).

         "Subsidiary": As to any Person (a) any corporation more than fifty percent (50%) of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, association, joint venture or of the entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) interest in the total capital, total income and/or total ownership interests of such entity at any time and (c) any partnership in which such Person is a general partner.

         "Swap Agreement": Any swap agreement (as defined in 11 U.S.C.
Section 101), interest protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other form of hedging agreement with the Bank (or with any of its Affiliates).

         "Tangible Net Worth": Tangible Net Worth shall mean (x) total "assets" less (y) total "liabilities". For purposes of this definition "assets" and "liabilities" shall be determined in accordance with GAAP, except that there shall be excluded from the definition of "assets" all intangible assets including organizational expenses, patents, trademarks, service marks, copyrights, goodwill, covenants not to compete, research and development costs, treasury stock, and monies due from principals of the Obligors, Subsidiaries or Affiliates and all unamortized debt discounts.

         "Termination Date": April 8, 2003 or such other date as the Bank may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Bank to extend the Termination Date.

         "Total Liabilities": All "liabilities" as determined in accordance with GAAP and reflected on the balance sheets of the Obligors.

         "UCC": Uniform Commercial Code in force and effect in the State of New Jersey from time to time.

         "Voting Stock": With respect to any Person, Capital Stock issue by such Person the holders of which are ordinarily in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of any such contingency.

         "Working Capital": Working Capital shall mean (x) total "current assets" less (y) total "current liabilities". For purposes of this definition "current assets" and "current liabilities" shall be determined in accordance with GAAP, except that there shall be excluded from the definition of "current assets" all intangible assets including organizational expenses, patents, trademarks, service marks, copyrights, goodwill, covenants not to compete, research and development costs, treasury stock, and monies due from principals of the Obligors, Subsidiaries or Affiliates and all unamortized debt discounts.

         1.2 Accounting Terms and Calculations. Unless otherwise defined or specified herein to the contrary, all accounting terms used herein shall be construed and all accounting determinations hereunder shall be made in accordance with GAAP.

         1.3 Other Terms. Terms such as "accounts", "accounts receivable", "contract rights", "letters of credit", "letter of credit rights," "payment intangibles," "deposit accounts," "investment property", "advices", "confirmations", "equipment", "instruments", "chattel paper", "documents of title", "goods", "general intangibles", "account debtors", "proceeds", "products", and the like, shall, unless otherwise specifically defined herein, have the meanings applicable to them for the purposes of Article 9 (Secured Transactions) of the UCC.

                                    SECTION 2

                                      LOAN

         2.1 Subject to the terms and conditions of this Agreement, and provided no event or condition constituting a Default or an Event of Default has occurred:

         (a) Revolving Loan. The Bank agrees to lend and make Advances under the Revolving Loan to the Borrower from time to time until the Termination Date in amounts which shall not exceed in the aggregate, at any one time outstanding, the lesser of (i) SEVEN

             MILLION AND 00/00 DOLLARS ($7,000,000) or (ii) the sum of the 85% of the Qualified Accounts less an amount reserved by the Bank, in its sole discretion, to support ACH processing exposure (the reserved amount shall be known as the 'ACH Sublimit'). The ACH Sublimit shall be disclosed in writing to the Borrower by the Bank, from time to time as necessary, and shall not exceed $2,000,000 at any given time (the lesser of (i) or (ii) above shall be referred to as the "Borrowing Base"). The Bank has the right to, from time to time, in its reasonable discretion, establish reserves against the Borrowing Base.

         (b) Advances, Interest Rate Conversions. Extensions of credit shall be made to the Borrower pursuant to the Revolving Loan (in the form of Advances) to any general deposit account maintained by the Borrower with the Bank. The Borrower shall give the Bank irrevocable telephonic notice (confirmed in writing) of each proposed Advance or rate conversion with respect to the Loan not later than 1:00 p.m. local time at the office of the Bank first shown above (a) on the same Business Day as each proposed Advance or rate conversion to a Prime Rate Loan and (b) at least three (3) Business Days before each proposed Advance or rate conversion to a LIBOR Loan. Each such notice (a "Notice of Borrowing/Conversion") shall specify
             (i) the date of such Advance or rate conversion, which shall be a Business Day, and, in the case of a conversion from a LIBOR Loan, the last day of a LIBOR Period, (ii) the amount of each Advance or the amount to be converted, and (iii) the Interest Rate selected by the Borrower.

         (c) Interest Rate. (i) At the election of the Borrower, the unpaid principal balance of each Advance shall bear interest from the date such Advance is made available to the Borrower at the LIBOR Rate plus the Applicable Margin or the Prime Rate, as selected by the Borrower in accordance herewith (each, an "Interest Rate"). There shall be no more than one Interest Rate for an Advance in effect at any time. LIBOR Loans shall be in minimum amounts of $100,000 and there shall be no greater than four (4) LIBOR Loan outstanding under the Revolving Loan at any one time.

                  (ii) When the Prime Rate Loan is selected for an Advance it shall be adjusted daily as applicable to reflect the Bank's Prime Rate and the Prime Rate shall continue to apply until another Interest Rate option for that Advance is selected pursuant to Subsection 2.1(c) hereof. When a LIBOR
Loan is selected for an Advance, such rate shall be fixed for the LIBOR
Period and shall apply for that Advance for successive LIBOR Periods at the then prevailing successive rate until another Interest Rate option for that Advance is selected pursuant to Subsection 2.1(c) hereof. Until the Borrower selects an initial Interest Rate as provided herein, Advances hereunder shall bear interest at the Prime Rate.

                  (iii) All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding that of the nominal rate.

                  (iv) Upon default (whether or not the Bank has accelerated payment of the Loan) or after maturity or after judgment has been rendered on the Loan, the Borrower's right to select Interest Rate options shall cease and the unpaid principal of all Advances shall, at the option of the Bank, bear interest at the Default rate.

         (d) Payments of Principal and Interest. The unpaid principal balance of all Advances made under the Revolving Loan shall be payable by the Borrower to the Bank on the Termination Date at which time outstanding principal, accrued interest, fees, expenses and/or charges, if any, shall be due and payable. Payment of interest on all outstanding amounts under the Loan shall occur monthly, in arrears, in immediately available funds, on the first Business Day of each month beginning on the first Business Day in the month next succeeding the date of this Agreement. However, and notwithstanding anything to the contrary contained herein, interest on LIBOR Loans shall be payable on the last day of each LIBOR Period.

         (e) Manner of Payment. All payments shall be made by the Borrower to the Bank at Fleet National Bank, P.O. Box 5093, Hartford, Connecticut 06102 or such other place as the Bank may from time to time specify in writing, in lawful currency of the United States of America, in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. The Borrower hereby directs the Bank to debit Demand Deposit Account #0967703980 (the "Demand Deposit Account"), which shall be maintained by the Borrower with the Bank for so long as any Obligations remain outstanding, on any date on which payment of interest, principal and/or any fees, expenses and/or charges are due under the Loan, in an amount equal to the amount of such payment. Inadequate funds in the Demand Deposit Account or the failure of the Bank to debit the Demand Deposit Account shall not relieve the Borrower from its obligation to pay said amounts due hereunder.

         (f) Statement of Account. At least once each month, the Bank shall render and send to the Borrower a statement of account showing amounts loaned, all other charges, expenses and items chargeable to the Borrower, payments made by the Borrower against the unpaid principal balance on the Loan, other appropriate debits and credits and the balance of the unpaid principal amount as of the date of such statement of account for the Loan. The statement of account shall be presumed to be correct in all respects, except for specific objections which the Borrower makes in writing within forty-five (45) days from the date upon which the statement of account is sent. In the event that the Borrower makes an objection, such objection shall contain evidence of the alleged error, which evidence shall be reviewed by the Bank.

         (g) Master Note; Loss, Theft, Destruction or Mutilation. The principal amount of the Revolving Loan shall be evidenced by the Master Note, substantially in the form of Exhibit A-1 annexed hereto. The balances due from time to time on the Note shall be conclusively evidenced by the Bank's records of disbursements and repayments, subject to Subsection 2.1(g). Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation any Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Note, or other Loan Document in the same principal amount thereof and otherwise of like tenor.

         (h) Excess Advances. If at any time the aggregate outstanding principal amount of Advances under the Revolving Loan exceeds the Borrowing Base, the Borrower shall immediately pay to the Bank, in immediately available funds, the amount of such excess.

         (i) Prepayment of LIBOR Loan; Indemnification. The Borrower may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice to the Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the LIBOR Period for such LIBOR Loan. The Borrower shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the LIBOR Period for such LIBOR Loan; (ii) any failure by the Borrower to borrow a LIBOR Loan on the date specified by the Borrower's Notice of Borrowing/Conversion; (iii) any failure by the Borrower to pay a LIBOR Loan on the date for payment specified in the Borrower's Notice of Borrowing/Conversion. Without limiting the foregoing, the Borrower shall pay to the Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which prepayment is made. The resulting amount shall be in the yield maintenance fee due to the Bank upon the prepayment of a LIBOR Loan. Each reference in this paragraph to "LIBOR Rate Election" shall mean the election by the Borrower of the LIBOR Rate. If by reason of an Event of Default, the Bank elects to declare any Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

         (j) Provisions regarding LIBOR Loan. The following shall apply with respect to LIBOR Loan provided for herein:

                  (i) If on or prior to the first day of any LIBOR Period with respect to a LIBOR Loan, deposits in dollars (in the applicable amounts)
are not being offered to the Bank in the relevant market for such LIBOR Period, or the rate being offered does not adequately reflect the cost of funds to the Bank, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make LIBOR Loan shall be suspended. During any such suspension, unless the Borrower shall notify the Bank at least three (3) Business Days before the date of any LIBOR Loan for which a Notice of Borrowing/Conversion has previously been given that it elects not to borrow on such date, the Borrower shall instead borrow a Prime Rate Loan.

                  (ii) If, after the date of this Agreement, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make, maintain or fund its LIBOR Loan, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make LIBOR Loan shall be suspended. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loan to maturity and shall so specify in such notice, the Borrower shall either convert said LIBOR Loan to a Prime Loan or immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon, and if said LIBOR Loan is converted or prepaid prior to the end of its LIBOR Period, the Borrower shall also pay all other amounts to be paid pursuant to Subsection 2.1(j).

                  (iii) If after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (A) shall subject the Bank to any tax, duty or other charge with respect to its LIBOR Loan or its obligation to make LIBOR Loan, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its LIBOR Loan or any other amounts due under this Agreement in respect of its LIBOR Loan or its obligation to make LIBOR Loan (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal executive office is located); or (B) shall impose, modify or deem applicable any reserve, special deposit, capital adequacy requirement or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any LIBOR Loan, any such requirement included in an applicable LIBOR Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank; or (C) shall impose on the Bank or on the London interbank market any other condition affecting its LIBOR Loan or its obligation to make LIBOR Loan; and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Loan, or to reduce any amount received or receivable by the Bank under this Agreement by an amount deemed by the Bank to be material, then the Borrower shall immediately pay to the Bank such additional amount or amounts as will compensate such the Bank for such increased cost or reduction. A certificate of the Bank claiming compensation under Subsection 2.1(k)(iii) and setting forth in reasonable detail the computation of the additional amount or amounts to be paid to it hereunder shall be presumed correct, in the absence of clear evidence presented by the Borrower to the contrary.

         (k) Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest due to the Bank under the Revolving Loan, and then to the balance on account of outstanding principal of the Revolving Loan; provided, however, that after a Default or Event of Default, payments will be applied to the Obligations of the Borrower to the Bank as the Bank determines in its sole discretion.

         (l) Late Fee. If the entire amount of any required principal and/or interest payment with respect to the Loan is not paid in full within (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

         (m) Payment Date Adjustment for Non-Business Days. The Following Business Day Convention shall be used with respect to all Loan(s) to adjust any relevant date if that date would otherwise fall on a day that is not a Business Day. For the purposes herein, the term Following Business Day Convention shall mean that an adjustment will be made if any relevant date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

         (n) Letters of Credit. Subject to the terms hereof, Advances under the Revolving Loan may be, if requested by the Borrower, in the form of Letters of Credit. In the event the Borrower desires to obtain an Advance in the form of a Letter of Credit the Borrower shall (i) provide the Bank with at least three (3) Business Days prior written notice, (ii) complete, execute and deliver to the Bank such Letter of Credit Documentation as required by the Bank, (iii) pay to the Bank a commission in the amount of one and one-half of one percent (1 1/2%) of the stated amount of each Letter of Credit and such other standard fees and expenses as required by the Bank in connection with Letters of Credit, and (iv) take such other actions as required by the Bank. Notwithstanding anything contained herein to the contrary (i) no Letter of Credit shall have an expiry date after the Termination Date and (ii) the maximum aggregate amount of all Letters of Credit outstanding hereunder shall be limited to amount available under the Revolving Loan in accordance with 2.1(a) hereof less any outstanding direct borrowings. All Letters of Credit issued hereunder shall be subject to the terms and conditions set forth in any Letter of Credit Documentation.

                  (1) Reimbursement. Upon a drawing with respect to any Letter of Credit, the Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Bank for any amounts paid with respect to a Letter of Credit, which reimbursement may at the request of the Borrower in accordance with the terms hereof be in the form of a loan under Revolving Loan to the extent there is availability.

                  (2) Obligations Absolute. The obligation of Borrower to reimburse Bank for payments made under, and other amounts payable in connection with, any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement, including, without limitation, the following circumstances:

                           (A)      any lack of validity or enforceability of
any Letter of Credit or any agreement;

                           (B)      the existence of any claim, set-off, defense
or other right which any Obligor, any of its Affiliates, or the Bank, on the one hand, may at any time have against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary of the Letter of Credit);

                           (C)      any draft, demand, certificate or any other
document presented under any Letter of Credit is alleged to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (D)      payment under a Letter of Credit against
presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that, in the case of any payment by Bank under any Letter of Credit, the Bank has not acted with gross negligence or willful misconduct in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand under such Letter of Credit;

                           (E)      any other circumstance or happening
whatsoever, which is similar to any of the foregoing; or

                           (F)      the fact that a Default or an Event of
Default shall have occurred and be continuing.

                                    SECTION 3

                                   COLLATERAL

         3.1 In consideration of the Bank's making the Loan in accordance with the terms and conditions of this Agreement, and to secure payment and performance of all of the Obligations to the Bank:

         (a) Grant of Security Interest. Each Obligor hereby grants to the Bank a security interest in the Collateral which security interest shall remain in full force and effect until all of the Obligations to the Bank are fully paid and satisfied.

         (b) Right of Setoff. Each Obligor grants to the Bank, a continuing lien, security interest and right of setoff for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by each Obligor), the Bank may setoff the same or any part thereof and apply the same to any Obligation even though unmatured and regardless of the adequacy of any other Collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE OBLIGORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                                    SECTION 4

                              CONDITIONS PRECEDENT

         4.1 The duty of the Bank to make the Loan is conditioned upon prior delivery by the Obligors to the Bank of the following, each dated the date of this Agreement (unless noted to the contrary) and in form and substance satisfactory to the Bank:

         (a)      Agreement. This Agreement, properly executed.

         (b)      Master Note. The Master Note, properly executed.

         (c)      Power of Attorney. The Power of Attorney, properly executed.

         (d) Resolution of the Obligors. A certified copy of a resolution of each Obligor, in form and substance satisfactory to the Bank, authorizing the execution, delivery and performance of the appropriate Loan Documents, authorizing the granting of the security interest in the Collateral, and authorizing the transactions contemplated by all of the Loan Documents and all such other and further actions in connection with this Agreement and the other Loan Documents as designated officers of the Obligors may deem necessary and proper.

         (e) Certificate of Incumbency. A certificate by the Secretary of each Obligor certifying the names and true signatures and incumbency of each of the duly elected officers signing the documents described in Subsection 4.1(d).

         (f) Certificate of Incorporation of the Obligors. A copy, certified (within thirty (30) days prior to the date of this Agreement) by the Secretary of State of the state of incorporation, of the Certificate of Incorporation each Obligor, along with any amendments thereto.

         (g) Good Standing. Certificate of the Secretary of State of each state where each Obligor is qualified to do business, dated within thirty (30) days prior to the date of this Agreement, as to the good standing of such Obligor in each such jurisdiction except where not being so qualified would not have a Material Adverse Affect.

         (h) By-Laws. A copy, certified by the Secretary, of the By-Laws of each Obligor.

         (i) Insurance. An endorsement satisfactory to the Bank in form and substance, of a reputable insurance company, licensed to conduct business in the States where each Obligor maintain locations or Collateral, of appropriate insurance as required by Subsection 6.6, including evidence of workers' compensation insurance as set forth therein.

         (j) UCC, Federal Tax Lien, State Tax Lien, Judgment Searches and Franchise Tax Lien Search. UCC, litigation, bankruptcy, Federal tax lien, state tax lien, franchise tax lien and judgment searches against each Obligor conducted where each Obligor is located, formed, or maintains any of its real or personal property, all said searches to be conducted against the legal names and any other trade or alternative name of the Obligors.

         (k) Terminations and Discharges. Proof satisfactory to the Bank in form and substance of the satisfaction, termination and discharge of any Liens other than Permitted Liens.

         (l) Financing Statements. Proof in form satisfactory to the Bank, of the filing of UCC-1 financing statements covering the Collateral.

         (m) Opinion. The opinion of counsel to the Obligors, in form and substance satisfactory to the Bank's counsel.

         (n) Landlord's Agreements. A Landlord's Agreement, properly executed for each location leased by any Obligor.

         (o) Closing Fee. Payment of the remaining portion of the $50,000 closing fee, and expenses of Bank $25,000 of which has been received to date.

         (p)      [Intentionally Deleted]

         (q)      Leases. Copies of all leases where any Obligor leases space.

         (r) Field Examination, Account Review. Payment of the $12,000 to Withum, Smith & Brown for the field examination performed by them of the Obligors' books and records, and satisfactory independent review by the Bank of the Obligors' Accounts supporting the Borrowing Book.

         (s) Operating Accounts. Establishment and maintenance by Borrower of its operating accounts with Bank.

         (t)      Other. Such other requirements as requested by the Bank.

         4.2 Conditions Precedent to All Advances. The making by the Bank of any Advance subsequent to the date of this Agreement is subject to the satisfaction of the following conditions precedent:

         (a) Compliance with this Agreement and other Loan Documents. The Obligors shall have complied and shall then be in compliance with of the terms, covenants and conditions of this Agreement and other Loan Documents.

         (b) No Default or Event of Default. There shall exist no Default or Event of Default.

         (c) Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true and with the same effect as through such representations and warranties had been made at the time of the making of each Advance.

         (d) Approvals or Documents. The Bank shall have received such other approvals or documents as the Bank may reasonable require or request.

         4.3 Reaffirmation of Representations, Warranties and Other Conditions. Any request for an Advance subsequent to the date of this Agreement shall constitute a reaffirmation by the Obligors of the items set forth above under Subsections 4.2(a), (b), (c) and (d).

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         5.1 Legal Existence. The Obligors are corporations duly incorporated, validly existing and in good standing under the laws of the states where incorporated and are qualified to conduct business in each jurisdiction where required to be so qualified, except where not being so qualified would not have any Material Adverse Effect.

         5.2 Legal Power. The Obligors have the legal power to execute, deliver and perform this Agreement and the other Loan Documents and to borrow hereunder and under the Notes, and have taken all necessary legal action to authorize (i) the borrowing hereunder on the terms and conditions of this Agreement and the other Loan Documents and (ii) the execution, delivery and performance of this Agreement and other Loan Documents. The Obligors have the legal power to own, pledge and operate their properties and to conduct their business.

         5.3 Necessary Franchises, Patents, etc. The Obligors possess, either by direct ownership or as licensee, in full force and effect, all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, fictitious name authorizations or certificates and copyrights to conduct their businesses as now conducted, all of which is described on Schedule 5.3 attached hereto, without any conflict with the franchises, patents, licenses, trademarks, trademark rights, trade name, trade name rights, fictitious name authorizations or certificate and copyrights of others. The Obligors have not within the last 5 years, and do not, transact any business utilizing any trade names, fictitious names, assumed names and/or alternate names other than on Schedule 5.3 attached hereto.

         5.4 Subsidiaries. Except as disclosed on Schedule 5.4 attached hereto, the Obligors have no Subsidiaries.

         5.5 Line of Business. The Obligors are currently engaged in the lines of businesses described on Schedule 5.5 attached hereto.

         5.6 Financial Condition. The Obligors have furnished to the Bank, audited financial statements of TeamStaff, Inc. audited by Arthur Anderson as of September 30, 2001 and unaudited statements for December 31, 2001 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly present the condition and results of operations of Obligors for the period involved. Since the date of the Financial Statements, there has been no material and adverse change in the financial condition of any Obligor not reflected in the Financial Statements, and since such date neither the business of nor the financial condition of any Obligor has been materially and adversely affected by any occurrence, whether or not insured against.

         5.7 Taxes. All tax returns of the Obligors which are due have been duly filed and are, to the best of their knowledge, correct and all taxes, assessments and other governmental charges upon the Obligors which are shown to be due and payable thereon have been paid except where (i) they are diligently being contested in good faith and for which adequate reserves as determined for same have been established in accordance with GAAP, or (ii) where said non-payment will not have any Material Adverse Effect, all as shown on Schedule
5.7 attached hereto. The Obligors do not know of any proposed tax deficiency, assessment, charge or levy against them, the payment of which is not adequately provided for on the books of the Obligors.

         5.8      Judgments, No Material Litigation. Except as disclosed on
Schedule 5.8 hereof, there are no outstanding judgments against any Obligor; nor are there any actions, proceedings, claims or investigations, pending or threatened, before any court or governmental body which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5.9 Title to Properties, First Priority Lien. The Obligors have good and marketable title in all of their properties and assets which they purport to own, free of all Liens except for Permitted Liens and the Obligors have granted to the Bank in Subsection 3.1, subject to Permitted Liens, valid perfected first priority security interests in the Collateral.

         5.10 No Consent or Approval. No consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority (other than the filing of financing statements in accordance with the UCC) is required in connection with the validity, enforceability, execution, delivery and performance of this Agreement or any of the other Loan Documents or the consummation of any other transactions contemplated hereby.

         5.11 No Burdensome Restriction, No Violations. There is no term of any contract, bond, note, indenture or other agreement or of any charter or other restriction or of any judgment, decree, order, statute, rule or regulation which could reasonably be expected to have a Material Adverse Effect and the Obligors are not in violation of their respective Certificates of Incorporation or By-Laws; nor are the Obligors in default under, or in violation of, any term of, any agreement, ordinance, resolution, decree, burden, note, indenture, order or judgment to which they are a party or by which their properties are bound, and the execution, delivery and performance of, and compliance with, this Agreement and the other Loan Documents will not (with or without the giving of notice or lapse of time, or both) result in any violation of, or be in conflict with, or constitute a default under, where such violation, conflict or default could reasonably be expected to have a Material Adverse Effect, any provision of federal, state or local law, regulations or ordinances, or result in the creation of any Lien upon any of the assets of any Obligor, except for the Lien created by this Agreement and the other Loan Documents.

         5.12 Changed Name, Merger, Acquisition. Since May 1, 2000, no Obligor has (i) changed its name or been known by any other name, (ii) been the surviving legal entity of a merger or consolidation, or (iii) acquired all or substantially all of the assets of any Person.

         5.13 Place of Business. The chief executive office and principal place of business of each Obligor and all other places of business of each Obligor and locations where Collateral is stored or maintained is identified on
Schedule 5.13 attached hereto.

         5.14 Location of Collateral and Records. All of the Collateral, and the Obligors' books, records, journals, orders, receipts and correspondence are located only at the Obligors' places of business set forth in Subsection 5.13, except as to certain records not relating to Collateral which may be maintained at the offices of the Obligors' counsel.

         5.15 No Reportable Event. No Reportable Event has occurred with respect to any Plan maintained for employees of: (i) any Obligor; or (ii) any member of a Control Group of which any Obligor is a part. As of this date, neither any Obligor nor any member of a Control Group of which any Obligor is a part maintains any Plan.

         5.16 Ownership. All of the authorized, issued and outstanding stock interests of the Obligors are owned by the Persons and in the percentages described on Schedule 5.16 attached hereto.

         5.17 No Default. No event or condition which constitutes a Default or an Event of Default has occurred.

         5.18 Binding Obligations. This Agreement and the other Loan Documents have been duly executed and delivered and constitute the valid and legally binding obligations of the Obligors, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights.

         5.19 Accounts. The most recent list of Accounts as of March 11, 2002, delivered to the Bank is true and complete, and contains an accurate aging thereof. To the best of the Obligors' knowledge, none of such Accounts are subject to counterclaims, defenses, claims for adjustments or setoffs of any nature whatsoever, and require no further act by the Obligors to make such Accounts owing by the Account Debtors. None of the Accounts include any conditional sales, consignments or sales on any basis other than that of absolute sale in the ordinary and usual course of business. No agreement has been made under which any deductions or discounts may be claimed as to any such Account except regular discounts in the usual course of business.

         5.20 Compliance with Regulations and Laws. The Obligors have materially complied with, and their facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of all regulations or law applicable to them including, without limitation, the Fair Labor Standards Act, the Federal Occupational, Safety and Health Act and the Environmental Protection Act, and all rules and regulations thereunder and all similar state and local laws, rules and regulations, the violation of which could reasonably be expected to have a Material Adverse Effect, and there have been no outstanding citations, notices or orders of noncompliance issued to any Obligor or relating to any of their business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

         5.21 Licenses and Permits. The Obligors have been issued all required federal, state and local licenses, certificates or permits relating to, and the Obligors and their facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental health or safety matters, where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

         5.22 Solvency of the Obligors. Each Obligor is solvent on the date hereof. For the purpose of this Agreement, the term "solvent" shall mean: (a) the fair salable value of each Obligor's property is in excess of the total amount of its debts; (b) each Obligor is able to pay its debts as they mature; and (c) each Obligor has adequate capital to conduct its business in the ordinary course.

         5.23 Labor Matters. (i) No Obligor has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements and (ii) to Obligor's knowledge, there is no such strike, dispute, slowdown or work stoppage threatened against any Obligor.

                                    SECTION 6

                              COVENANTS BY OBLIGORS

         The Obligors covenant and agree that:

         6.1 Preservation of Legal existence and Franchises. The Obligors shall preserve and keep in full force and effect their legal existence and all franchises, rights and privileges necessary to the proper conduct of their business, including, without limitation, all necessary franchises, patents, licenses, trademarks, trademark rights, trade name rights, fictitious name authorizations or certificates and copyrights without any unlawful conflict with such franchises, patents, licenses, trademarks, trademark rights, fictitious name authorizations or certificates and copyrights of others except where the failure to so would have no Material Adverse Effect.

         6.2 Amendments. The Obligors shall promptly deliver to the Bank copies of any amendments or modifications to their certificates of incorporation or bylaws, certified with respect to said certificate of incorporation by the Secretary of State of the appropriate Obligor's state of incorporation, and, with respect to said bylaws by the appropriate Obligor's corporate secretary.

         6.3 Compliance with Laws. The Obligors shall comply with all applicable laws, ordinances, rules and regulations of any Federal, state or local government or any instrumentality or agency thereof now or hereafter in effect, the failure of which to comply with could reasonably be expected to have a Material Adverse Effect.

         6.4 Taxes. The Obligors shall pay and discharge, as they become due, all taxes, assessments, claims and other governmental or non-governmental charges lawfully imposed upon them or incurred by them or their properties and assets, except taxes, assessments, claims and charges contested in good faith in appropriate proceedings and in respect of which the Obligors shall have set aside adequate reserves for the payment of such tax, assessment, claim or charge in conformity with GAAP. The Obligors shall provide to the Bank, upon the Bank's request, evidence of payment of such taxes, assessments, claims and charges satisfactory to the Bank.

         6.5 Maintenance of Property. The Obligors shall maintain, preserve and keep all their properties, equipment and assets in good repair, working order and condition, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that efficiency of all such properties and assets shall at all times be properly preserved and maintained.

         6.6 Insurance. The Obligors shall maintain such insurance on their properties and assets, including, without limitation, the Collateral, with responsible insurance companies, against such casualties and in such amounts as is from time to time reasonably required by the Bank. The insurance policies shall name the Bank as additional insured and lender loss payee, as its interest may appear and the proceeds of any such insurance shall be payable to the Bank unless the Bank, in its sole discretion, directs otherwise. The insurance policies shall be on a full replacement cost basis of the value of the Collateral. All such policies of insurance shall provide for at least thirty
(30) days advance notice in writing to the Bank of any cancellation or modification thereof. If the Obligors fail to pay the premiums on any such insurance, the Bank shall have the right (but shall be under no duty) to pay such premiums for the Obligors' account. The Obligors shall repay to the Bank any sums which the Bank shall have so paid, together with interest thereon at the Default Rate. The Obligors shall (a) deliver to the Bank, upon the request of the Bank, a detailed list of insurance then in effect, stating (i) the names of the insurance companies, (ii) the amounts and rates of the insurance, (iii) the dates of expiration thereof and the properties and risks covered thereby;
(b) within fifteen (15) days after notice from the Bank, obtain such additional insurance as the Bank may reasonably request; (c) provide to the Bank copies of all insurance policies; and (d) assign to the Bank all rights to receive proceeds of all insurance. The Obligors hereby authorize the Bank to endorse any draft for such proceeds and to use the proceeds thereof to reduce the Loan. The Obligors shall (a) deliver to Bank, upon request of the Bank, a detailed list of their workers' compensation insurance then in effect, stating (i) the names of the insurance companies, (ii) the amounts and rates of the insurance, (iii) the dates of expiration thereof and the risks covered thereby; (b) within fifteen
(15) days after notice from the Bank, obtain such additional insurance as the Bank may reasonably request; and (c) provide to the Bank copies of all insurance policies.

         6.7 No Other Liens. The Obligors shall not directly or indirectly permit to exist any Lien on the Collateral except Permitted Liens.

         6.8 Litigation Notice. The Obligors shall promptly notify the Bank of (i) any litigation, actions, proceedings, claims or investigations pending or threatened against any Obligor wherein the claimant seeks to recover in excess of $100,000 (or its equivalent in another currency or currencies) per claim or $100,000 in the aggregate and (ii) of the entry of any judgment against any Obligor or the entry of any Lien, other than a Permitted Lien, against any of the Collateral.

         6.9 Location of Collateral and Records. The Obligors shall keep the Collateral, their records relating to the Collateral, and their other books, records, journals, orders, receipts and correspondence at only those locations set forth in Subsection 5.13, unless notice is given to the Bank at least thirty
(30) days in advance of the removal of the Collateral, and the books, records, journals, orders, receipts and correspondence, to another location, provided, however, that no such removal may be effected before all filings required to be made to preserve the perfected first priority security interest of the Bank in the Collateral shall have been made and the Obligors shall deliver to the Bank a new Landlord's Agreement, in form and substance satisfactory to the Bank, with respect to the new location.

         6.10 Conduct of Business. The Obligors shall not engage in any business other than the businesses specified in Section 5.5 without the prior written permission of the Bank, not to be unreasonably withheld.

         6.11 Change of State of Formation or Location. The Obligors shall not (i) change their state of formation, (ii) change the location of their chief executive office and principal place of business, (iii) create any new place(s) of business, or (iv) eliminate any existing place of business, unless the Obligors notify the Bank in writing thirty (30) days in advance thereof and further provided that no change in their state of formation or in location or creation of a new location may be effected before all filings required to be made to preserve the first priority security interest of the Bank in the Collateral shall have been made and no change in location or creation of a new location may be effected before the Obligors shall deliver to the Bank a new Landlord's Agreement, in form and substance satisfactory to the Bank, with respect to the new location.

         6.12 Financial Statements. The Obligors shall deliver, or cause to be delivered, to the Bank in form and substance satisfactory to the Bank the following:

         (a) Within fifty-five (55) days after the end of each fiscal quarter, financial statements of the Obligors, on a consolidated basis, consisting of a balance sheet of the Obligors as at the end of such month, and a statement of cash flows and a statement of income for such quarter, all for the period from the beginning of the current fiscal year to the end of such quarter, all prepared in accordance with GAAP, in reasonable detail by the Obligors, together with a certificate of the Chief Financial Officer or Controller of each Obligor certifying that said financial statements accurately represent in all material respects the financial condition and results of operations of the Obligors, subject to year-end adjustments, calculating all financial covenants required to be complied with hereunder, stating whether the Obligors are in compliance with all said financial covenants and stating whether his examination has disclosed the existence of any condition or event which constitutes (or would, after notice or lapse of time, or both, constitute) an Event of Default or Default and, if so, specifying the nature and period of existence thereof and setting forth any actions which the Obligors are taking or have taken in respect of such condition or event, and further certifying that such financial statements constitute a fair presentation of the Obligors and their financial condition and results of operations;

         (b) Within one hundred twenty (120) days after the end of each fiscal year of the Obligors, financial statements of the Obligors, on a consolidated basis, consisting of a balance sheet of the Obligors as at the end of such year and a statement of income for such year and a statement of cash flows for such year, all in reasonable detail and audited by independent certified public accountants acceptable to the Bank, accompanied by an unqualified opinion and a management letter, if any, prepared by such accountants, and which audit shall be performed in accordance with GAAP, together with a certificate of the Chief Financial Officer or Controller of each Obligor certifying that said financial statements accurately represent in all material respects the financial condition and results of operations of the Obligors, calculating all financial covenants required to be complied with hereunder, stating whether the Obligors are in compliance with all said financial covenants and stating whether his examination has disclosed the existence of any condition or event which constitutes (or would, after notice or lapse of time, or both, constitute) an Event of Default or a Default and, if so, specifying the nature and period of existence thereof and setting forth any actions which the Obligors are taking or have taken in respect of such condition or event, and further certifying that the financial statements constitute a fair presentation of the Obligors and their financial condition and results of operations;

         (c) A Borrowing Base Certificate to be submitted by the 15th day of each month, as of the end of the immediately preceding month;

         (d) By the 15th day of each month, the Obligors shall provide the Bank with an accounts receivable aging report as of the end of the immediately preceding month, in form and substance satisfactory to the Bank; and

         (f) Such additional financial information of any Obligor as the Bank shall reasonably require.

         6.13     Costs, Expenses and Attorney's Fees.

         The Obligors shall pay on demand all expenses of the Bank in connection with the preparation, default, collection, waiver or amendment of any Loan Document terms, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder or any other Loan Document, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations (including field examinations) conducted in connection with the Loan or the Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any Default Rate) and be an Obligation secured by the Collateral. The Bank may, at its discretion and at any time when due, after notifying the Obligors, charge any account maintained by the Obligors with the Bank, in an amount equal to the sums due hereunder, and all such sums to the extent not paid shall be added to the outstanding Obligations to the Bank.

         6.14 Book and Records. The Obligors shall, at all times and in accordance with GAAP, keep complete and accurate books and records concerning their business, affairs and operations and concerning their properties and assets, including without limitation, the Collateral.

         6.15 Instrument and Documents. Upon the Bank's request, the Obligors shall deliver to the Bank (i) all instruments and chattel paper (including all executed copies thereof, except such executed copies retained by the obligors thereunder) representing proceeds of the Collateral duly endorsed and accompanied by duly executed instruments of assignment in form and substance satisfactory to the Bank, and (ii) promptly at the Bank's request, all invoices, original bills of lading, documents of title, original contracts, chattel paper, instruments and any other writings relating thereto, and other writings or evidence of performance of contracts or evidence of shipment or delivery of the merchandise sold or services rendered in connection therewith. The Obligors shall deliver to the Bank, promptly at the Bank's request, from time to time, additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral including such schedules of accounts receivables and other writings as the Bank may, in its sole discretion, deem to be necessary or effectual to evidence any Advance made pursuant to this Agreement or to evidence, enforce or perfect the Bank's security interest in the Collateral, to facilitate collection of the Collateral, or to carry into effect the provisions and intent of this Agreement, all at the sole expense of the Obligors.

         6.16 Field Exam/Inspection. The Obligors shall from time to time, without hindrance or delay, and during normal business hours, permit the Bank, its representatives, agents and/or designees, to inspect or examine the properties and assets of the Obligors, including, without limitation, the Collateral, and to examine, check, audit, conduct a field examination, and make copies of or abstracts from any of the Obligors' books, records, journals, receipts, orders, correspondence or other data, and to verify independently the orders of the Obligors and Accounts, limited to not more often than on a quarterly basis unless a Default or Event of Default shall exist at the time, in which case there shall be no such limitations. All fees and expenses associated with the foregoing shall be paid by the Obligors.

         6.17     ERISA, SEC Filings. The Obligors shall furnish to the Bank:
(i) as soon as possible and in any event within thirty (30) days after any Obligor or a duly appointed administrator of a Plan knows or has reason to know that any Reportable Event has occurred with respect to any Plan, a statement of the Obligors setting forth details as to such Reportable Event and the action which the Obligors propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that the notice will be filed with the annual report to the United States Department of Labor with respect to the Plan if required under applicable regulations; (ii) promptly after the filing thereof with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan; (iii) promptly after receipt thereof, a copy of any notice any Obligor or any other member of a Controlled Group may receive from the United States Department of Labor, the Internal Revenue Service or the PBGC with respect to any Plan; and (iv) promptly after the sending of, making available or filing of the same, copies of any proxy statements and financial statements which any Obligor, if any, shall send or make available to all of its stockholders or members, and any registration statements and any reports which any Obligor shall file with the Securities and Exchange Commission; and (v) promptly after receipt thereof, a copy of any notice any Obligor may receive indicating an actual or potential violation of any material law or regulation.

         6.18 Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loan only to finance working capital and the issuance of letters of credit.

         6.19 Loss or Damage to Collateral. The Obligors shall immediately notify the Bank of any material loss or damage to, or material diminution in, or any occurrence which would materially adversely affect, the value of any of the Collateral.

         6.20 Default Notice. Upon having knowledge of the following, the Obligors shall immediately notify the Bank of the occurrence of any Default or Event of Default accompanied by a certificate of the Obligors specifying the nature and period of existence thereof and stating what action the Obligors are taking in respect of such Default or Event of Default. If the Obligors receive a notice of a default from any creditor other than the Bank, the Obligors shall deliver to the Bank a copy of such notice of default immediately upon receipt thereof.

         6.21 Compliance with Agreement. The Obligors shall observe, perform and comply with, and shall continue, until all Obligations to the Bank are fully paid and satisfied, to observe, perform and comply with, all of the terms, agreements, and covenants contained in this Agreement and the other Loan Documents.

         6.22 Government Accounts. If any of the Accounts, contract rights, chattel paper, general intangibles or instruments arise out of contracts with the United States or any of its departments, agencies or instrumentalities or any state of the United States or any of its departments, agencies or instrumentalities and if requested by the Bank, the Obligors shall execute any necessary writings in order that all money due or to become due under such contracts shall be assigned to the Bank and proper notice of the assignment given under the Federal Assignment of Claims Act and/or such other similar type law applicable to said Collateral.

         6.23 Negative Covenants. No Obligors shall without the Bank's prior written consent:

         (a) Indebtedness. Create, incur or assume any Indebtedness, except for Permitted Indebtedness.

         (b) Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable, in connection with the obligations of any Person except:

                  (i) Liabilities of the Obligor resulting from product or service warranties made by the Obligor in the ordinary course of its business; and

                  (ii) Liabilities of the Obligor resulting from its endorsement of items or instruments for deposit or collection in the ordinary course of its business.

         (c) Sale or Other Disposition of Assets. Sell, lease, abandon, or otherwise dispose of its properties or assets or any part thereof, except in the ordinary course of its business in commercially reasonable and bona fide arm's length transactions for fair consideration.

         (d) Acquisition of Assets. Purchase, lease, or otherwise acquire, the properties, assets or real estate, or any interest therein, of any Person except the purchasing, leasing or otherwise acquiring of assets by the Obligor in the ordinary course of its business in bona fide arm's length transactions.

         (e) Mergers, Joint Ventures. Consolidate with, merge into, or participate in any joint venture with any Person or permit any Person to consolidate with, merge into or participate in any joint venture with any Obligor.

         (f) Subsidiaries. Create or acquire, or permit the creation or acquisition of, any Subsidiary, provided that Borrower may create subsidiaries upon prior notice to Bank (i) so long as no Default or Event of Default shall exist at the time or result therefrom, and (ii) provided said Subsidiary becomes an Obligor and grants a first priority security interest in favor of the Bank with respect to all of its assets.

         (g) Investments. Purchase, acquire or make any Investments, except:

                  (i) Marketable direct obligations of the United States of America;

                  (ii) Bonds, bills or notes of any state, county, or municipality of the United States of America, which are not in default as to principal or interest, and which are rated Aa, or better, by Moody's Investors Service; and

                  (iii) Certificates of Deposit and Repurchase Agreements of the Bank.

         (h) Restricted Payment. Make any Restricted Payment, provided Restricted Payments up to $300,000 in the aggregate during any fiscal year shall be permitted so long as no Default or Event of Default shall exist at the time of said Restricted Payment or will result therefrom.

         (i) Change in Control. Cause, suffer or permit any Change in Control.

         (j) Loans to Other Persons. Make loans or advances to any of its officers, shareholders, or directors, or to any other Person in excess of $250,000.00 outstanding at any time in the aggregate.

         (k) Liens. Create, assume or suffer to exist any Lien on any of its properties or assets whether now owned or hereafter acquired, except for Permitted Liens.

         (l) Assignment of Accounts. Create, assume or suffer to exist any assignment of Accounts.

         (m) Change of Name. Change it's legal name or utilize a fictitious, assumed or alternate name.

         (n) Interest Coverage Ratio. Cause, suffer or permit the Obligors' Interest Coverage Ratio to be less than 2.0 to 1.0, measured on a consolidated basis and tested quarterly on a rolling four (4) quarter basis.

         (o) Total Liabilities to Tangible Net Worth Ratio. Cause, suffer or permit the Obligors' ratio of Total Liabilities to Tangible Net Worth to exceed 2.0 to 1.0, measured on a consolidated basis and tested quarterly.

         (p) Minimum Working Capital. Cause, suffer or permit the Obligors' Working Capital to be less than $10,000,000, measured on a consolidated basis and tested quarterly.

         6.24 Bank Account. The Obligors shall maintain their current accounts, including its primary business operating account with the Bank until such time as all Obligations to the Bank are fully satisfied.

         6.25 Margin Stock. The Obligors do not own, or have any present intention of acquiring, any "Margin Stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loan made hereunder shall be used, directly or indirectly, for the purposes of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred for the purposes of purchasing or carrying, any margin stock or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" with the meaning of said Regulation U, or which might cause this Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended. If requested by the Bank, Obligors will promptly furnish the Bank with a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

         6.26 Further Assurances, Warranty of Title. The Obligors shall procure and deliver to the Bank or execute and deliver any mortgage, security agreement, financing statement or amendments thereto, or other writing necessary to evidence, preserve, protect or enforce the Bank's rights and interests to or in the Collateral. The Obligors will defend the Collateral at their own expense from all claims and defenses of all other Persons.

         6.27 Qualified Accounts. The Obligors shall not knowingly submit or represent to the Bank any Account as a Qualified Account, which does not meet all requirements in every respect of Qualified Account, and the Obligors shall, after becoming aware, notify the Bank promptly, in writing, when any Account against which an Advance had been made or may be made ceases to meet any of such requirements.

                                    SECTION 7

                                EVENTS OF DEFAULT

         There shall be an Event of Default under this Agreement upon the occurrence of any one of the following:

         7.1 Non-Payment. The Borrower's failure to pay when due or at maturity (whether as stated or by acceleration), as the case may be, any payment of principal, interest or other charges due and owing to the Bank pursuant to any Obligations, including, without limitation, those Obligations arising pursuant to this Agreement; or

         7.2 Specific Defaults. Any Obligor shall fail to perform or observe any term or agreement contained in Subsection 6.1,6.9, 6.10, 6.11, 6.12, 6.14, 6.16, 6.23, 6.24, 6.25, 6.26 and 6.27; or

         7.3 Other Defaults. A breach by any Obligors of any other term, agreement or covenant contained in this Agreement, which breach remains uncured for a period of thirty (30) days from the earlier of (a) the date upon which notice thereof shall be given to the appropriate Obligor by the Bank or (b) the date upon which the Bank should have been notified pursuant to Subsection 6.20 hereof; or

         7.4 Warranties and Representations. If any warranty or representation or signatures contained in this Agreement or the other Loan Documents, including without limitation, the warranties and representations contained in Section 5, shall be false or incorrect in any material respect when made or deemed reaffirmed, or if any financial statement given by or on behalf of any Obligor to the Bank shall be false, incorrect, incomplete or misleading in any material respect; or

         7.5 Bankruptcy or Insolvency. (i) Any resolution shall be passed or any action shall be taken by any Obligor for the termination, winding up, liquidation or dissolution of any Obligor or its debts, or any Obligor shall make an assignment for the benefit of creditors, become insolvent or be unable to pay (or admit in writing its inability to pay) any of its debts as they mature, or any Obligor shall file a petition in voluntary liquidation or bankruptcy, or any Obligor shall file a petition or answer or consent seeking reorganization or the readjustment of any of its debt under applicable insolvency or bankruptcy laws now or hereafter existing, or any Obligor shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of its property or assets, or legal action shall be taken by any Obligor for the purpose of effecting any of the foregoing; or

         (ii) By order or decree of any court of competent jurisdiction, any Obligor shall be adjudicated a bankrupt or insolvent, or a petition for proceedings in bankruptcy or liquidation or for the reorganization or the readjustment of its debt under applicable bankruptcy or insolvency laws now or hereafter existing shall be filed against any Obligor, and any Obligor shall admit the material allegations thereof, or shall not cause such petition to be discharged within thirty (30) days, or any order judgment or decree shall be made approving such petition and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (30) days of their issuance or any receiver, administrator, liquidator or trustee shall be appointed for any Obligor or for all or any part of its property and such receiver, administrator, liquidator or trustee shall not be discharged or his jurisdiction shall not be relinquished, vacated or stayed, on appeal or otherwise, within thirty (30) days after his appointment; or

         7.6 Cross-Default. The occurrence of any default by any Obligor in connection with (i) any loans, advances or other extensions of credit by the Bank to any Obligor other than the Loan made pursuant to this Agreement; (ii) any Indebtedness of any Obligor under any agreement or instrument relating to such Indebtedness, which Indebtedness together with all such other Indebtedness exceeds in the aggregate $250,000.00, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable or required to be prepaid other than by a regularly scheduled required payment, prior to its stated maturity thereof; or

         7.7 Other Warranties or Representations. If any warranty or representation whether past, contemporaneous or future made in writing by any Obligor or on behalf of any Obligor to the Bank, other than any warranty or representation set forth in this Agreement, shall prove to be false, incorrect, incomplete or misleading in any material respect, when made, or when deemed made; or

         7.8 Other Loan Documents. A default occurs under any of the other Loan Documents, and such default is not cured within the applicable grace period provided therein, if any; or

         7.9 ERISA. A Reportable Event shall have occurred which the Bank, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Obligor's complete or partial withdrawal from such Plan; or

         7.10 Execution; Attachment. Any execution or attachment shall be levied against the Collateral, if the cost or market value of said Collateral in the aggregate exceeds $250,000.00; or

         7.11 Judgment. The entry of a final judgment in excess of $250,000.00 (or $400,000.00 in the aggregate) against any Obligor and the failure of any Obligor to discharge the same within sixty days (60) from the date of the order, decree or process under which or pursuant to which judgment was entered, or to secure a stay of execution pending appeal of such judgment unless such judgment is fully covered by insurance and the insurer has acknowledged liability or unless a bond for the full amount of said judgment is presented to the entity responsible for the enforcement of said judgment; or

         6.12 Deny or Disaffirm Obligations. Any Obligor to any Loan Document shall deny or disaffirm its obligations under any of the Loan Documents, or any Loan Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the Bank, or any action or proceeding shall have been commenced by any Person (other than the Bank) seeking to invalidate, declare unenforceable cancel, revoke, rescind or disaffirm the obligations of any party to any Loan Document; or

         6.13 Crime, Fraud or Forfeiture of Assets. Any Obligor is indicated or convicted of a commission of (i) a crime, (ii) fraudulent activity or (iii) any proceeding of any kind is pending or threatened which would reasonably be likely to result in the forfeiture of any material portion of any assets of any Obligor to any governmental entity or authority; or

         6.14 Material Adverse Change. The occurrence of any Material Adverse Change; or.

         6.15 Swap Agreement. Any default, after the expiration of any applicable grace period, under any Swap Agreement with the Bank or any Affiliate of the Bank.

                                    SECTION 8

                           BANK'S RIGHTS AND REMEDIES

         8.1 Bank's Rights Exercisable at any Time. Exclusive of the occurrence of an Event of Default or Default, the Bank may:

         (a) Receive from all or any accountants and auditors employed by any Obligor (which accountants and auditors the Obligors hereby authorize and direct to deliver to the Bank), at any time during the term of this Agreement, copies of any of the financial statements, trial balances or other accounting records of any sort of any Obligor which are in the possession of such accountants and auditors to the extent that same will be released;

         (b) Receive and have access to printouts and all other information respecting financial records of any Obligor maintained by external computer service companies (which the Obligors hereby authorize and direct to deliver or give access to the Bank of the same) to the extent that same will be released;

         (c) File financing statements without the Obligors' signature or file carbon, photographic or other reproductions of financing statements, where permitted by law, in any relevant state to perfect or maintain the Bank's security interest in any or all of the Collateral.

         (d) Communicate with customers and Account Debtors to verify (including phone verifications) independently orders and Accounts (and the Obligors agree to furnish all such assistance and information as the Bank may require in connection therewith); and

         (e) Take any and all action which in its reasonable discretion is necessary and proper to preserve its interest in the Collateral, including, without limitation, paying debts of the Obligors which might, in the Bank's sole discretion, impair the Collateral, or the Bank's security interest therein or Lien thereon, including without limitation, paying taxes or assessments imposed on the Collateral, and the sums so expended by the Bank shall be secured by the Collateral, shall be added to the amount of the Obligations and shall be payable on demand with interest at the Default Rate.

         8.2 Bank's Rights and Remedies Upon an Event of Default. Upon the occurrence of an Event of Default the Bank shall have the following rights and remedies to be exercised within its discretion, without further demand, presentment, protest, advertisement, or notice of any kind, all of which are hereby expressly waived by the Obligors except as specified below:

         (a) The Bank may exercise any and all of the rights and remedies provided in this Agreement, the other Loan Documents, the Uniform Commercial Code and other applicable law in force and effect in the State of New Jersey and in any other jurisdiction where the Obligors maintain property or assets;

         (b) The Bank may elect (i) not to make any further Advances under and pursuant to this Agreement or otherwise and all of the Obligations shall immediately become due and payable and (ii) to increase the rate of interest with respect to all Obligations to the Default Rate;

         (c) The Bank may receive, open and dispose of mail addressed to the Obligors and notify the Post Office authorities to change the address for delivery of mail addressed to the Obligors to such address as the Bank may designate;

         (d) The Bank may require the Obligors (and the Obligors hereby agree), at the Obligors' own expense, to assemble or to cause to be assembled the Collateral and make it available at places which the Bank may designate, whether at the Obligors' premises or elsewhere, and to allow the Bank to take possession or dispose of the Collateral;

         (e) The Bank may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or, forthwith, without advertisement, sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of, the Collateral (or contract to do so), or any part thereof or any interest which the Obligors may have therein, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Bank's offices or elsewhere at such prices as they may deem best in their discretion exercised in a commercially reasonable manner, for cash or on credit or for future delivery without assumption of any credit risk, and if notice of such sale or of other action by the Bank is required by applicable law, the Obligors agree that ten (10) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Obligors at their principal place of business set forth in Subsection 5.13) of the time and place of any public sale or of the time after which a private sale may take place shall be sufficient, which the Bank and the Obligors hereby agree to be commercially reasonable;

         (f) The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Obligors hereby waive and release;

         (g) The Bank may enter upon any and all places of business of the Obligors, take possession and remove therefrom any and all of the Collateral and the Obligors' books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral, and/or without cost or expense to the Bank, make such use of any or all of the Obligors' places of business as may be reasonably necessary to administer, control and collect the Collateral, either personally or through any agent, or by means of a receiver appointed by a court of competent jurisdiction;

         (h) The Bank may settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

         (i) The Bank may subrogate to all of the Obligors' interests, rights and remedies in respect of the Collateral including the right to stop delivery, and to reclaim Inventory which any Account Debtor has returned, rejected, revoked acceptance of and/or failed to return, and which has been consigned or diverted, and to take possession of and sell or dispose of Inventory;

         (j) The Bank may demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for, or make any compromises it deems desirable, including, without limitation, extending the time of payment, arranging for payment in installments, or otherwise modifying the terms or rights with respect to any of the Collateral, all of which may be without notice to or consent by any Obligor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest therein or Lien thereon;

         (k) The Bank may set off and apply to all or any part of the Obligations, all the Collateral described in Section 3, and the Bank shall be deemed to have exercised such right of set off and to have made a charge against any such Collateral immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto;

         (l) Institute and maintain foreclosure proceedings against the Collateral in accordance with the laws of the State of New Jersey, and any other jurisdiction where the Collateral is located;

         (m) To notify the customers and Account Debtors to make payment directly to the Bank or its designee and endorse the name of the Obligors upon any and all checks, drafts, money orders, and other instruments for the payment of monies which are payable to the Obligors and constitute proceeds of the Collateral; and

         (n) The Bank may do such other and further acts and deeds in the name of the Obligors which the Bank may deem necessary or advisable to the extent necessary for the Bank to realize upon the Collateral.

                                    SECTION 9

                          OBLIGORS' RIGHTS AND REMEDIES

         9.1 The Obligors shall have all of the rights and remedies provided in this Agreement, the other Loan Documents and by the UCC and other applicable law in force in New Jersey.

                                   SECTION 10

                            MISCELLANEOUS PROVISIONS

         10.1     No Liability; Indemnification.

         (a) The Bank shall not be deemed to have assumed any liability or responsibility to the Obligors or any Person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to any Obligor by the Bank (which shall automatically be deemed to be without recourse to the Bank in any event), or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Bank shall not be deemed to have assumed any obligation or liability to any supplier or Account Debtor or to any other Person. The Obligors hereby agree to indemnify and defend the Bank and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this Subsection 10.1(a), except to the extent attributable to the gross negligence or willful misconduct of the Bank.

         (b) The Obligors hereby agree to indemnify and to hold harmless the Bank and each of its respective officers, directors, agents, employees and counsel harmless from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of counsel) in connection with or arising out of any investigation, litigation or proceeding (except to the extent attributable to the gross negligence or willful misconduct of the Bank), including without limitation, those related to violation(s) involving any environmental laws, which may be incurred by or asserted against the Bank or any such other indemnified Person arising by virtue of the Bank's relationship with the Obligors as anticipated by this Agreement or the other Loan Documents, whether or not the Bank is a party thereto.

         (c) The Obligors agree to indemnify and hold the Bank harmless from and against any taxes, liabilities, claims and damages, including attorneys' fees and disbursements and other expenses incurred or arising by reason of the taking or the failure to take action by the Bank in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein (except to the extent attributable to the gross negligence or willful misconduct of the Bank), including, without limitation, any taxes payable in connection with the delivery or registration of any of the Collateral as provided herein.

         (d) The obligations of the Obligors under this Subsection 10.1 shall survive the termination of this Agreement.

         10.2     Waivers.

         (a) Notice of default and presentment, demand, protest and notice of protest and of dishonor as to any provision of this Agreement or any other Loan Document is hereby expressly waived by the Obligors, except as may be otherwise specifically provided in this Agreement or in the other Loan Documents.

         (b) To the extent it may be lawful to do so, the Obligors for themselves and for any Person who may claim through or under them hereby:

                  (1) agree that none of them nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance or enforcement of, or foreclosure under, this Agreement or the other Loan Documents, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

                  (2)      waive all benefit or advantage of any such laws;

                  (3) waive and release all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Agreement; and

                  (4) waive all claims, damages and demands against the Bank's repossession, retention or sale of the Collateral.

         9.3 Successors and Assigns, Assignments. The "Bank," the "Borrower," the "Guarantors," and the "Obligors" as used in this Agreement shall include the successors, representatives and assigns of those parties, provided, however, that the Borrower, the Guarantors and the Obligors shall not assign or delegate any of their rights, remedies, warranties, representations or covenants arising under this Agreement or any other Loan Document without the prior written consent of the Bank, and any purported assignment or delegation without such consent shall be void.

         9.4 Choice of Law. This Agreement and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be construed and interpreted in accordance with the laws of the State of New Jersey (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

         THE OBLIGORS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW JERSEY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE OBLIGORS BY MAIL AT THE ADDRESS DESCRIBED IN SUBSECTION 10.9. THE OBLIGORS

HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE
VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

         9.5 Severability. If any of the provisions of this Agreement or any other Loan Document shall contravene or be held invalid under the laws of any jurisdiction, this Agreement or any other Loan Document shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions in this Agreement, or in any other Loan Documents, as the case may be, in any jurisdiction.

         10.6 Remedies Cumulative. The Defaults, Events of Default, rights, remedies, covenants and provisions set forth in this Agreement and any other Loan Document or as may be provided by applicable law, shall be cumulative and not alternative or exclusive, and the Bank's Rights and Remedies may be exercised by the Bank at such time or times, in such order of preference, as the Bank in its sole discretion may determine.

         10.7 Entire Agreement, Survival of Representations, Warranties and Modifications. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Obligors and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof. All warranties, representations and covenants imposed or made herein, or in the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents. No delay or omission of the Bank in exercising or enforcing any of the Bank's Rights and Remedies hereunder shall constitute a waiver thereof; nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or further exercise thereof or the exercise of any other right; and no waiver by the Bank of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default. No term or provision of this Agreement, or any other Loan Document shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference hereto or thereto. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and any Obligor at any time (whether before, during or after the effective date or terms of this Agreement), shall be construed in any particular as a waiver, modification or limitation of any of the Bank's Rights and Remedies under this Agreement, or the other Loan Documents nor shall anything in this Agreement, or in the other Loan Documents be construed as a waiver, modification or limitation of any of the Bank's Rights and Remedies, not only under the provisions of this Agreement or the other Loan Documents but also of any such other agreement or transaction.

         10.8 Days. Any and all references to "days" in this Agreement shall mean "calendar days" except as otherwise specifically provided in this Agreement and by law.

         10.9 Notices. All notices, requests and other communications pursuant to this Agreement shall be in writing, either by (i) letter (delivered by hand or sent certified mail, return receipt requested), (ii) by overnight courier service, or (iii) by telecopy (if followed by delivery in accordance with (i) and (ii) above) addressed to the Bank at 750 Walnut Avenue, Cranford, New

Jersey 07016, Attention: Craig W. Heal, Senior Vice President Telecopy
Number (908) 653-1680 (except with respect to borrowing notices, which shall be faxed to Attn: Ann Platek, Telecopy Number (908) 709-6433) or to the Obligors at 300 Atrium Drive, Somerset, New Jersey 08873, Attention: Donald T. Kelly, Chief Financial Officer or at such other address as either may give notice to the other as herein provided. Any notice, request or communication hereunder shall be deemed to have been given in the case of mailing, three (3) Business Days after being deposited in the mails, in the case of overnight delivery, the day following the date on which such notice was delivered to such overnight delivery service, or in the case of facsimile, when sent, or in the case of hand delivery, when delivered, addressed as aforesaid except where otherwise provided in this Agreement, provided, however, that notice of a change of address, as hereinabove provided, shall be deemed to have been given only when actually received by the party to which it is addressed.

         10.10 Agreement and Other Loan Documents Complementary. The provisions of this Agreement shall be in addition to those of any guaranty, security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. In the event of ambiguity or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement will govern.

         10.11 Bank's Relationship. The Bank and the Obligors expressly agree that the relationship of the Bank to the Obligors is that of a lender only, the intent of this provision being to clarify and stipulate that the Bank is not a partner or a co-venturer of the Obligors and that the Bank's sole interest in the Collateral is for the purpose of security for repayment of the Obligations of the Obligors.

         10.12 Power of Attorney. The Obligors hereby appoint any officer or agent of the Bank as their true and lawful attorney-in-fact, with power to endorse the name of the Obligors upon any notes, checks, drafts, money orders, or other instruments or demands of payment of the Collateral that may come into possession of the Bank, to sign or endorse the name of the Obligors upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts, letters of credit or advices or confirmations thereof, any instruments or documents relating thereto or to the Obligors' rights therein; and sign and deliver, on behalf of the Obligors any and all notices direct to any issuer, advising bank or confirming bank, wherein such issuer or bank is informed of the Bank's security interest in, or the assignment of any letters of credit or advices or confirmations thereof; and, upon an Event of Default, to give written notice to such office and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to the Obligors may be delivered directly to the Bank or a place where the Bank shall designate, granting unto the Obligors' said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as the Obligors might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof.. Notwithstanding anything contained herein to the contrary, the Bank shall not utilize the Power of Attorney until an Event of Default has occurred.

         10.13 Right of Setoff. Each Borrower grants to the Bank, a continuing lien, security interest and right of setoff for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of

FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrowers), the Bank may setoff the same or any part thereof and apply the same to any Obligation of the Borrowers even though unmatured and regardless of the adequacy of any other collateral securing the Revolving Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE REVOLVING LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         10.14. Section Headings. Article and Section headings are for reference only and shall not affect the interpretation or meaning of any provision of this Agreement.

         10.15 No Duty to Preserve Collateral. The Bank shall be under no duty or obligation to: (i) preserve, protect or marshal any Collateral; (ii) preserve or protect the rights of any Person against any other Person claiming an interest in any Collateral; (iii) realize upon any Collateral in any particular order or manner or seek repayment of any Obligation from any particular source; or (iv) permit any substitution or exchange of all or any part of any Collateral or release any part of any Collateral from any Lien, even if that substitution or release would leave the Bank adequately secured.

         9.16 Participation. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Obligor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Obligors, the Bank shall remain responsible for the performance of its obligations hereunder and the Obligors shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Obligors in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

         9.17 Usury Limitation: If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Obligors under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

         9.18 JURY TRIAL WAIVER. THE OBLIGORS AND THE BANK (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE OBLIGORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE OBLIGORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

         9.19 Pledge to Federal Reserve. The Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents, including any portion of the promissory note, to any of the twelve (12) Federal Reserve Banks organized under
                  Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

         9.20 Collateral Transfer. The Bank may transfer Collateral into its name or that of its nominee and may receive the income and any distributions thereon and hold the same as Collateral for the Obligations, or apply the same to any Obligation, whether or not a default or an Event of Default has occurred.

         9.21 Right to Sell Loan: The Bank shall have the unrestricted right at any time or from time to time, and without any Obligor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and each Obligor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this

                  Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Banks hall be released from its obligations hereunder and thereunder to a corresponding extent. Borrower may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Banks hall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

         9.22 Confidential Nature of Information to Obligor. The Bank hereby acknowledges and agrees that certain information provided to the Bank by the Obligors pursuant to the terms of this Agreement may be deemed material non-public information within the meaning and scope of the United States' securities laws, and therefore may not be disclosed by the Bank to Persons other than (i) the Bank's officers, employees, directors, counsel or agents with a need to know such information in connection with the performance of their duties, (ii) Bank regulators or other governmental authorities with jurisdiction over the Bank or (iii) by court order.

                  IN WITNESS WHEREOF, the parties on the date first above written have caused this Agreement to be properly executed.

ATTEST:                                 TEAMSTAFF, INC.


_________________________________       By:___________________________________
DONALD T. KELLY, Chief Financial           DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                      EXECUTIVE OFFICER

ATTEST:                                  TEAMSTAFF SOLUTIONS, INC

________________________________         By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  DSI STAFF CONNXIONS NORTHEAST, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  DSI STAFF CONNXIONS SOUTHWEST, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  TEAMSTAFF RX, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  TEAMSTAFF I, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  TEAMSTAFF II, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  TEAMSTAFF III, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER

ATTEST:                                  TEAMSTAFF IV, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  TEAMSTAFF V, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  TEAMSTAFF VI, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER

ATTEST:                                  TEAMSTAFF VIII, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  TEAMSTAFF IX, INC.

_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  TEAMSTAFF INSURANCE SERVICES, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  EMPLOYER SUPPORT SERVICES, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER

ATTEST:                                  HR2, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  BRIGHTLANE.COM, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
ATTEST:                                  DIGITAL INSURANCE SERVICES, INC.


_________________________________        By:___________________________________
DONALD T. KELLY, Chief Financial            DONALD W. KAPPAUF, Chief
OFFICER AND SECRETARY                       EXECUTIVE OFFICER
                                         FLEET NATIONAL BANK




                                         By:___________________________________
                                           CRAIG W. HEAL, Senior Vice President

                              FLEET NATIONAL BANK,

                                       TO

                                 TEAMSTAFF, INC.

                           LOAN AND SECURITY AGREEMENT

                                  April 9, 2002

                                      INDEX

                                                                                PAGE
                                                                                ----
SECTION 1
                DEFINITIONS...................................................     1

SECTION 2
                LOAN..........................................................    11

SECTION 3
                COLLATERAL....................................................    17

SECTION 4
                CONDITIONS PRECEDENT..........................................    17

SECTION 5
                REPRESENTATIONS AND WARRANTIES................................    19

SECTION 6
                COVENANTS BY OBLIGORS.........................................    23

SECTION 7
                EVENTS OF DEFAULT.............................................    30

SECTION 8
                BANK'S RIGHTS AND REMEDIES....................................    32

SECTION 9
                OBLIGORS' RIGHTS AND REMEDIES.................................    35

SECTION 10
                MISCELLANEOUS PROVISIONS......................................    35

                                TABLE OF EXHIBITS

                                                                                EXHIBITS
                                                                                --------
Master Note..................................................................       A

Power of Attorney............................................................       B

Continuing Unlimited and Collateralized Guaranty.............................       C

                               TABLE OF SCHEDULES

                                                                                SCHEDULES
                                                                                ---------
Schedule of Guarantors and jurisdiction of Incorporation.....................      1.1

Schedule of Existing Indebtedness............................................      1.1(a)

Schedule of Existing Liens...................................................      1.1(b)

Schedule of Intellectual Property............................................      5.3

Schedule of Subsidiaries and Affiliates......................................      5.4

Schedule of the Obligors' Line of Business...................................      5.5

Schedule of Taxes............................................................      5.7

Schedule of Judgments........................................................      5.8

Schedule of Locations........................................................     5.13

Schedule of Ownership........................................................     5.16

                  GUARANTORS AND JURISDICTION OF INCORPORATION

                                  SCHEDULE 1.1

GUARANTORS                            STATE OF INCORPORATION
----------
TEAMSTAFF SOLUTIONS, INC                     NEW YORK
DSI STAFF CONNXIONS NORTHEAST, INC.          NEW JERSEY
DSI STAFF CONNXIONS SOUTHWEST, INC.          TEXAS
TEAMSTAFF RX, INC.                           TEXAS
TEAMSTAFF I, INC.                            FLORIDA
TEAMSTAFF II, INC.                           FLORIDA
TEAMSTAFF III, INC                           FLORIDA
TEAMSTAFF IV, INC.                           FLORIDA
TEAMSTAFF V, INC.                            FLORIDA
TEAMSTAFF VI, INC.                           FLORIDA
TEAMSTAFF VIII, INC.                         FLORIDA
TEAMSTAFF IX, INC.                           FLORIDA
TEAMSTAFF INSURANCE SERVICES, INC.           FLORIDA
EMPLOYER SUPPORT SERVICES, INC.              FLORIDA
HR2, INC                                     DELAWARE
BRIGHTLANE.COM, INC.                         GEORGIA
DIGITAL INSURANCE SERVICES, INC.             NEW JERSEY

                              EXISTING INDEBTEDNESS

                                 SCHEDULE 1.1(a)

----------------------------------------------------------------------------------------------
Schedule 1.1(a)
----------------------------------------------------------------------------------------------
                      A. Real Propoerty and Equipment leaes

----------------------------------------------------------------------------------------------
                                                                                     EXP
----------------------------------------------------------------------------------------------
     VENDOR                                   AMOUNT           DESCRIP.              M/YR
     ------                                   ------           -------               ----
----------------------------------------------------------------------------------------------
CLEARWATER RX
-------------
----------------------------------------------------------------------------------------------
THE TIDES                                $   41,290.76      LOCATION RENT            08-05
----------------------------------------------------------------------------------------------
KBS REALTY ADVISORS                      $   12,163.33      LOCATION RENT            04-01
----------------------------------------------------------------------------------------------
LEASING PARTNERS                         $    5,174.52      CLEARWATER FURNITURE     07-05
----------------------------------------------------------------------------------------------
AVAYA                                    $      878.54      OFFICE EQUIP-HSTN        03-02
----------------------------------------------------------------------------------------------
AVAYA                                    $      450.14      OFFICE EQUIP-CLRWTR      12-02
----------------------------------------------------------------------------------------------
ADVANTA                                  $       73.83      OFFICE EQUIP             03-01
----------------------------------------------------------------------------------------------
IOS CAPITAL                              $      440.58      OFFICE EQUIP             01-03
----------------------------------------------------------------------------------------------
LEASING PARTNERS                         $    1,263.23      CLEARWATER FURNITURE
----------------------------------------------------------------------------------------------
EXTRA CLOSET-CLEARWATER                  $      108.07      STORAGE UNIT 0E37
----------------------------------------------------------------------------------------------
ADVANTA                                  $       67.14      OFFICE EQUIP
----------------------------------------------------------------------------------------------
IKON OFFICE                              $      415.16      OFFICE EQUIP             06-02
----------------------------------------------------------------------------------------------
IKON OFFICE                              $      356.60      CANON COPIER/MAINT        MNT
----------------------------------------------------------------------------------------------
PANASONIC                                $      271.71      COPIER                   03-02
==============================================================================================
SOMERSET
--------
==============================================================================================
INFINITI FINANCIAL SERV                  $      899.00      CAR                      11-03
----------------------------------------------------------------------------------------------
WELLSFORD/WHITEHALL                      $   27,685.89      LOCATION RENT
----------------------------------------------------------------------------------------------
TOWN EXECUTIVE SUITES                    $      535.00      LOCATION RENT
----------------------------------------------------------------------------------------------
XEROX CORPORATION                        $    4,851.93      XEROX COPIER             04-04
----------------------------------------------------------------------------------------------
CITICORP VENDOR                          $      170.28      CANON FAX                11-04
----------------------------------------------------------------------------------------------
STEELCASE FINANCIAL                      $    3,310.91      SOMERSET FURNITURE       11-01
----------------------------------------------------------------------------------------------
STATEWIDE                                $      230.00      STORAGE SPACE 4432
----------------------------------------------------------------------------------------------
CITICORP VENDOR                          $      284.77      CANON COPIER             11-05
----------------------------------------------------------------------------------------------
CITICORP VENDOR                          $      183.24      CANON FAX                02-02
----------------------------------------------------------------------------------------------
CITICORP VENDOR                          $      176.70      CANON FAX                10-01
----------------------------------------------------------------------------------------------
CITICORP VENDOR                          $      298.92      CANON COPIER             03-01
----------------------------------------------------------------------------------------------
AVAYA                                    $    1,590.27      OFFICE EQUIP/SOM         12-02
----------------------------------------------------------------------------------------------
AVAYA                                    $       51.90      OFFICE EQUIP/MAINT        MNT
==============================================================================================
BOSTON
------
==============================================================================================
CUMMINGS PROPERTIES                      $    4,845.33      LOCATION RENT
----------------------------------------------------------------------------------------------
THE STORAGE DEPOT                        $      113.50      STORAGE BOSTON
==============================================================================================
HOUSTON/ELPASO
--------------
==============================================================================================
CMD REALTY                               $    7,757.24      LOCATION RENT
----------------------------------------------------------------------------------------------
ICC TEXAS HOLDINGS LP                    $    4,299.00
----------------------------------------------------------------------------------------------
AVAYA                                    $      591.96      OFFICE EQUIP/ELPASO
----------------------------------------------------------------------------------------------
GE CAPITAL                               $      149.80      KONICA COPIER              ADD
----------------------------------------------------------------------------------------------
CITICORP VENDOR                          $      136.42      SAVIN FAX                11-01
----------------------------------------------------------------------------------------------
AVAYA                                    $      811.30      OFFICE EQUIP/MAINT         MNT
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
CITICORP VENDOR                          $      409.06      MINOLTA COPIER           04-03
----------------------------------------------------------------------------------------------
NEOPOST *LEASE 872.27*                   $      508.74      POSTAGE MACHINE          09-02
----------------------------------------------------------------------------------------------
INTERNEED                                $    4,500.00      SERVICE AGREEMENT        1-Oct
==============================================================================================
DELRAY
------
==============================================================================================
TANDEM                                   $   19,905.63
----------------------------------------------------------------------------------------------
GE CAPITAL                               $      131.78
----------------------------------------------------------------------------------------------
IOS CAPITAL                              $       97.14      KONICA
==============================================================================================
CLEARWATER
----------
==============================================================================================
HYDE PARK STORAGE                        $      247.59      STORAGE UNIT 00007
----------------------------------------------------------------------------------------------
HYDE PARK STORAGE                        $      121.00      SEE ABOVE
----------------------------------------------------------------------------------------------
NEOPOST                                  $      929.89      POSTAGE MACHINE
==============================================================================================
BRIGHTLANE
----------
==============================================================================================
IOS CAPITAL                              $      422.48      EQUIPMENT LEASE
----------------------------------------------------------------------------------------------
SCOTT & ASSOCIATES                       $   22,623.33      OFFICE RENT
==============================================================================================
CSC
---
==============================================================================================
VARESOURCES                              $       99.31      EQUIPMENT LEASE
----------------------------------------------------------------------------------------------
NORTH HAMPTON PROPERTIES                 $    2,890.00      OFFICE RENT
----------------------------------------------------------------------------------------------

                              B. Other Indebtedness

1. Lawson Software License Agreement dated as of August 14, 2001 and related Agreements for Implementation Services

2. Payroll and related Taxes incurred in the normal course of business

3. Premiums and related payments which are payable under workers' compensation and general liability insurance policies. TeamStaff finances a portion of its insurance policies.

4. Payroll obligations for "in house" employees and worksite employees incurred in the normal course of business

5. Premiums due under other insurance policies

6. Premium Liabilities related to Employee Welfare Benefit Programs

7. Accrued Liabilities for Employee Benefit Plan contributions

                                 EXISTING LIENS

                                 SCHEDULE 1.1(b)

1. See Schedule 1.1 (a) related to real property and equipment leases.

2. The following tax liens:

         a. TeamStaff Inc.
                  i. New Jersey State Tax lien in the amount of approximately $28,000.

         b. DSI Staff Connxions Southwest
                  i. Texas State Employment Commission Lien in the amount of approximately $55,000.

                  ii Federal Tax Lien filed December 1995 in the amount of approximately $17,000.

                             TRADE/FICTITIOUS NAMES

                                  SCHEDULE 5.3

                              INTELLECTUAL PROPERTY

1.  CORPORATE NAMES/TRADENAMES

OLD CORPORATE NAME                                   NEW CORPORATE NAME

Digital Solutions, Inc.                              TeamStaff, Inc.

DSI Contract Staffing, Inc.                          Teamstaff Solutions, Inc.

DSI Staff Rx, Inc.                                   Teamstaff Rx, Inc.

The Teamstaff Companies, Inc.                        Teamstaff VI, Inc.

Teamstaff USA, Inc.                                  Teamstaff IX, Inc.

Teamstaff, Inc. (pre January 1999 acquisition)       Teamstaff I, Inc.

Teamstaff Holding Company, Inc.                      Teamstafaf VIII, Inc.

DSI Staff Connxions Northeast, Inc.                  Same

DSI Staff Connxions Southeast, Inc.                  Same

Bize.com, Inc.                                       BrightLane.com, Inc.

Biz E Buy, Inc.                                      BrightLane.com, Inc.

In connection with the acquisition in January 1999 of 10 entities operating under the trade name The TeamStaff Companies, we created 10 merger shells, DGAC I through DGAC X. The merger shells existed solely for the merger, no business operations were conducted in them.

2.  TRADENAMES

DSI                                              CORPORATE STAFFING CONCEPTS
TEAMSTAFF                                        DSI
SYNADYNE

3.  TRADEMARKS

SIMPLY A BETTER WAY TO EMPLOY PEOPLE                 (REG # 2,135,726)
TEAMSTAFF                                            (REG # 1,871,518)
TeamStaff Circles Design                             (REG # 1,910,383)

4.  SERVICE MARK

The People People

                              LIST OF SUBSIDIARIES

                                  SCHEDULE 5.4

                            TEAMSTAFF SOLUTIONS, INC

                       DSI STAFF CONNXIONS NORTHEAST, INC.

                       DSI STAFF CONNXIONS SOUTHWEST, INC.

                               TEAMSTAFF RX, INC.

                                TEAMSTAFF I, INC.

                               TEAMSTAFF II, INC.

                               TEAMSTAFF III, INC.

                               TEAMSTAFF IV, INC.

                                TEAMSTAFF V, INC.

                               TEAMSTAFF VI, INC.

                              TEAMSTAFF VIII, INC.

                               TEAMSTAFF IX, INC.

                       TEAMSTAFF INSURANCE SERVICES, INC.

                         EMPLOYER SUPPORT SERVICES, INC.

                                    HR2, INC.

                              BRIGHTLANE.COM, INC.

                        DIGITAL INSURANCE SERVICES, INC.

                                LINES OF BUSINESS

                                  SCHEDULE 5.5

TeamStaff, Inc. (referred to as the "Company"), a New Jersey Corporation, was founded in 1969 as a payroll service company and has evolved into a leading provider of human resource management and professional employer organization ("PEO") services to a wide variety of industries in 50 states. TeamStaff's wholly-owned subsidiaries include TeamStaff Solutions, Inc., DSI Staff ConnXions-Northeast Inc., DSI Staff ConnXions-Southwest Inc., TeamStaff Rx, Inc., TeamStaff I, Inc., TeamStaff II, Inc., TeamStaff III, Inc., TeamStaff IV, Inc., TeamStaff V, Inc., TeamStaff VI, Inc., TeamStaff Insurance Services, Inc., TeamStaff VIII, Inc., Employee Support Services, Inc., TeamStaff IX, Inc., Digital Insurance Services, Inc., HR2, Inc., and BrightLane.com, Inc. ("BrightLane") (collectively referred to, with TeamStaff, as the "Company").

The Company currently provides five types of services related to the employee leasing, temporary staffing and payroll service businesses: (1) professional employer organization services, such as payroll processing, personnel and administration, benefits administration, workers' compensation administration and tax filing; (2) employer human resource services, such as payroll processing and tax filing; (3) contract staffing, or the placement of temporary and permanent employees; (4) temporary staffing for medical profession; and (5) voucher processing services. TeamStaff currently furnishes PEO employees, payroll and contract staffing services to over 3,700 client organizations with approximately 21,000 worksite employees, 750 staffing employees and processing for approximately 33,000 payroll service employees and believes that it currently ranks, in terms of revenues and worksite employees, as one of the top professional employer organizations in the United States. The Company's contract staffing business mainly places temporary help in hospitals and clinics throughout the United States through its Clearwater, Florida and Houston, Texas offices. BrightLane, a recently acquired business unit, provides an online business center and technology group providing Internet-based solutions for growing businesses.

                                      TAXES

                                  SCHEDULE 5.7

                                      None.

                                    JUDGMENTS

                                  SCHEDULE 5.8

                                      None.

                               PLACES OF BUSINESS

                                  SCHEDULE 5.13

CHIEF EXECUTIVE OFFICE:
TEAMSTAFF, INC.
300 ATRIUM DRIVE
SOMERSET, NJ 08873

OTHER LOCATIONS:

TEAMSTAFF, INC.
300 ATRIUM DRIVE
SOMERSET, NJ 08873

TEAMSTAFF SOLUTIONS, INC,
245 FIFTH AVENUE
NEW YORK, NY

DSI STAFF CONNXIONS NORTHEAST, INC.
300 ATRIUM DRIVE
SOMERSET, NEW JERSEY 08873

DSI STAFF CONNXIONS SOUTHWEST, INC.
2 NORTHPOINT DRIVE
HOUSTON, TX

TEAMSTAFF RX, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

TEAMSTAFF I, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

TEAMSTAFF II, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

TEAMSTAFF III, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

TEAMSTAFF IV, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

TEAMSTAFF V, INC.
1901 ULMERTON ROAD

CLEARWATER, FL

TEAMSTAFF VI, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

TEAMSTAFF VIII, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

TEAMSTAFF IX, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

TEAMSTAFF INSURANCE SERVICES, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

EMPLOYER SUPPORT SERVICES, INC.
1901 ULMERTON ROAD
CLEARWATER, FL

HR2, INC.
800 WEST CUMMINGS PARK
WOBURN, MA 01801

BRIGHTLANE.COM, INC.
3650 MANSELL ROAD
ALPHARETTA, GA 30022

DIGITAL INSURANCE SERVICES, INC.
300 ATRIUM DRIVE
SOMERSET, NEW JERSEY 08873

ADDITIONAL P.E.O. SITE
1690 SOUTH CONGRESS AVENUE
SUITE 108
DELRAY BEACH, FLORIDA 33445

                                    OWNERSHIP

                           SCHEDULE OF OWNERSHIP 5.16

TeamStaff, Inc. is the parent entity and all of the outstanding capital stock of each of the following entities:

Name                                  Shares Owned
----                                  ------------
TeamStaff Solutions, Inc.                  200

DSI Staff Connxions Northeast, Inc.        100

DSI Staff Connxions Southwest, Inc.        100

Teamstaff VI, Inc.                         100

Teamstaff I, Inc.                          100

Teamstaff II, Inc.                         100

Teamstaff III, Inc.                        100

Teamstaff IV, Inc.                         100

Teamstaff V, Inc.                          100

Teamstaff IX, Inc.                         100

Teamstaff Insurance Services, Inc.         100

Teamstaff VIII, Inc.                       100

Employer Support Services, Inc.            100

HR2, Inc.                                  100

BrightLane.com, Inc.                       100

Digital Insurance Services, Inc.           100

TeamStaff Solutions owns all of the outstanding capital stock of the following entities:

Name                                  Shares Owned
----                                  ------------
Teamstaff Rx, Inc                          100